SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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Furniture Brands International, Inc.
(Name of Registrant as Specified In Its Charter)
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FURNITURE BRANDS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Furniture Brands International, Inc. will hold the annual meeting of its stockholders at 10:00 a.m. on Thursday, May 4, 2006, at the executive offices of Furniture Brands International, Inc., 101 South Hanley Road, 19th Floor, St. Louis, Missouri. The meeting will be held for the following purposes:

I.	to elect ten directors;

II.	to ratify the selection of independent registered auditors; and

III.	to transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on March 8, 2006 will be entitled to receive notice of and to vote during the 2006 annual meeting and during any adjournment or adjournments thereof.

By order of the Board of Directors,

/s/ Robert L. Kaintz

Robert L. Kaintz
Secretary

St. Louis, Missouri, March 27, 2006

IMPORTANT

Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy form, and return it PROMPTLY in the enclosed envelope, which requires no postage if mailed in the United States.

PROXY STATEMENT

Furniture Brands International, Inc. ("Company"), 101 South Hanley Road, St. Louis, Missouri 63105 is furnishing this proxy statement in connection with the solicitation of proxies on behalf of the Board of Directors ("Board") of the Company for use during the 2006 annual meeting of stockholders and at any adjournments thereof. The meeting will be held for the purposes set forth in the accompanying notice of annual meeting of stockholders. The Company expects to mail the notice of meeting, this proxy statement and the form of proxy to stockholders on or about March 27, 2006. With this proxy statement, the Company is mailing to all registered stockholders a copy of the Company's Form 10-K/Annual Report containing financial statements for the year ended December 31, 2005.

Who May Vote

Stockholders of record at the close of business on March 8, 2006 ("record date") are entitled to vote during the 2006 annual meeting and may cast one vote for each share of the Company's common stock ("Common Stock") held on the record date on each matter that may properly come before the meeting. On the record date there were 49,677,343 shares of Common Stock issued and outstanding.

How You May Vote

You may vote in person by attending the meeting or by mail by completing and returning a proxy. To vote your proxy by mail, mark your vote on the enclosed proxy form and then follow the instructions on the form. Shares represented by proxy will be voted as directed on the proxy form and, if no direction is given, will be voted as follows:

1.	FOR all the persons nominated by the Board as directors;
2.	FOR the proposal to ratify selection of independent registered auditors; and
3.	In the best judgment of the persons named in the proxies on such other matters that may properly come before the meeting.

Vote Required

The holders of a majority of the issued and outstanding shares of Common Stock must be present or represented at the meeting for there to be a quorum for the conduct of business. If a quorum is present and/or represented at the meeting, then the ten nominees for director who receive the highest numbers of votes of the votes cast will be elected. A majority of the votes cast will be required to ratify the selection of independent registered auditors and to take action on such other matters as may properly come before the meeting. Shares represented by proxies which are marked "withhold" as applied to voting for directors or "abstain" as to deny discretionary authority on any other matters will be counted as shares present for purposes of determining the presence of a quorum. Such shares, as well as votes withheld by brokers in the absence of instructions from street-name holders (broker non-votes) will be treated as shares present and entitled to vote, which will have the same effect as a vote against any such matters.

How You May Change Your Vote

Any proxy given by a stockholder may be revoked at any time prior to its use by execution of a later dated proxy, by a personal vote at the meeting, or by written notice to the Secretary of the Company.

Solicitation of Proxies

The Company will bear the cost of the solicitation, which will consist primarily of printing, postage and handling, including the expenses of brokers, nominees and other fiduciaries in forwarding proxy materials to beneficial owners. Directors, officers and other employees of the Company may also solicit proxies personally or by telephone. In addition, the Company has engaged Morrow & Co. to assist in the solicitation from brokers, bank nominees and institutional holders for a fee of $6,000 plus out-of-pocket expenses.

Security Ownership

Table 1 below sets forth information based on Schedule 13G reporting beneficial ownership, including sole voting and investment power except as otherwise indicated, of more than 5% of the Common Stock, as of December 31, 2005.

TABLE 1

		Shares
		Beneficially	Percent of
Name and Address	Class of Stock	Owned (a)	Class (a)

Masco Corporation	Common	4,000,000	7.9%
21001 Van Born Road
Taylor, MI 48180

Artisan Partners Limited Partnership (b)	Common	7,537,000	14.8%
875 East Wisconsin Avenue, Suite 800
Milwaukee, WI 53202

Capital Group International, Inc. (c)	Common	4,124,820	8.1%
11100 Santa Monica Blvd.
Los Angeles, CA 90025

Dimensional Fund Advisors, Inc.	Common	3,156,636	6.2%
1299 Ocean Avenue, 11th floor
Santa Monica, CA 90401
_________________________

(a)
Shares beneficially owned are as defined by Securities and Exchange Commission ("SEC") Rule 13d-3 which provides in part that persons are deemed the beneficial owners of securities if they have or share the power to vote or dispose of the securities.

(b)
Also included as reporting persons are Artisan Investment Corporation, Andrew A. Ziegler and Carlene Murphy Ziegler, who share voting and investment power as to 7,537,000 shares and Artisan Funds, Inc., which shares voting and investment power as to 5,001,200 shares.

(c)	Sole voting power as to 3,291,220 shares and sole investment power as to 4,124,820 shares.
____________________

Table 2 below sets forth information regarding the beneficial ownership of Common Stock by directors, nominees for directors, executive officers named in the Summary Compensation Table below ("Named Executive Officers"), and all directors and executive officers as a group (16 persons) as of January 31, 2006. Except as noted below, all such persons possessed sole voting and investment power with respect to the shares listed. An asterisk (*) in the column listing the percentage of class indicates that the person beneficially owned less than 1% of the Common Stock as of January 31, 2006.

TABLE 2

		Shares
Directors, Nominees		Beneficially
For Directors and	Class of	Owned,	Percent of
Named Executive Officers	Stock	(a)(b)(c)(d)	Class

K. B. Bell	Common	13,692	*
J. T. Foy	Common	239,903	*
W. G. Holliman	Common	556,400	1.1%
J. R. Jordan, Jr.	Common	7,216	*
D. E. Lasater	Common	18,963	*
L. M. Liberman	Common	45,020	*
R. B. Loynd	Common	116,898	*
B. L. Martin	Common	6,866	*
A. B. Patterson	Common	9,886	*
D. L. Ramos	Common	36,634	*
A. E. Suter	Common	18,692	*
T. G. Tilley, Jr.	Common	41,405	*
C. J. Young	Common	21,627	*
L. Chipperfield	Common	262,866	*

Directors and
Executive Officers
as a Group
(16 persons)	Common	1,468,137(e)	3.0%
_________________

(a)
Shares beneficially owned are as defined by SEC Rule 13d-3 which provides in part that persons are deemed the beneficial owners of securities if they have or share the power to vote or dispose of the securities or if they have the right to acquire the securities within the next sixty days. Accordingly included in shares beneficially owned are shares of Common Stock that may be purchased upon exercise of exercisable stock options within 60 days of December 31, 2005, and such shares as may be so purchased were deemed to be issued and outstanding for purposes of calculating percentages of issued and outstanding shares.

(b)
The shares listed as beneficially owned by Mr. Foy consist of 35,703 shares and exercisable stock options to purchase 204,200 additional shares; the shares listed as beneficially owned by Mr. Holliman consist of 145,400 shares and exercisable stock options to purchase 411,000 additional shares; the shares listed as beneficially owned by Ms. Ramos consist of 24,134 shares and exercisable stock options to purchase 12,500 additional shares; the shares listed as beneficially owned by Mr. Tilley consist of 13,505 shares and exercisable stock options to purchase 27,900 additional shares; the shares listed as beneficially owned by Mr. Liberman and Mr. Loynd include 14,828 and 106,400 shares, respectively, held in trust; the shares listed as beneficially owned by Mr. Young consist of 10,152 shares and exercisable stock options to purchase 11,475 additional shares; the shares held by Mr. Chipperfield consist of 35,091 shares and exercisable stock options to purchase 227,775 additional shares.

(c)
13,692 shares held by each of Ms. Bell and Messrs. Lasater, Liberman and Suter; 10,498 shares held by Mr. Loynd; 6,866 shared held by Mr. Martin; 6,716 shares held by Mr. Jordan and 4,886 shares held by Mr. Patterson are shares of restricted stock issued pursuant to the Company's Restricted Stock Plan for Outside Directors.

(d)
Of these shares 10,852 shares held by Mr. Foy; 18,949 shares held by Ms. Ramos; 12,895 shares held by Mr. Tilley; 8,152 shares held by Mr. Young and 11,391 shares held by Mr. Chipperfield are shares of restricted stock issued pursuant to the Company's 1999 Long-Term Incentive Plan. Of these restricted shares 3,582 shares held by Mr. Foy; 8,949 shares held by Ms. Ramos; 8,895 shares held by Mr. Tilley; 9,891 shares held my Mr. Chipperfield and 7,152 shares held by Mr. Young are shares of restricted stock granted as compensation for a significant shortfall in the total Company-provided retirement benefit. This shortfall was created by the freezing of the Company’s defined benefit retirement plan and the Company’s supplemental executive retirement plan.

(e)
The shares listed as beneficially owned by directors and executive officers as a group consist of 510,912 shares (of which 149,725 are restricted shares) and exercisable stock options to purchase 957,225 additional shares.

I.	ELECTION OF DIRECTORS

Nominees

Ten directors are to be elected during the 2006 annual meeting to serve, subject to their earlier death, resignation or removal, for terms of one year ending at the 2007 annual meeting or until their successors are elected and qualify. Certain information regarding the ten nominees is presented below. Should any nominee become unable or unwilling to serve, an event not anticipated to occur, proxies (except proxies marked to the contrary) will be voted for another person designated by the Board unless the Board shall have reduced the number of directors to be elected.

Company
Name, Age, Principal Occupation	Director
or Position, Other Directorships	Since

Katherine Button Bell, 47	1997
Vice President and Chief Marketing Officer
of Emerson Electric Company,
a manufacturer of electrical, electromechanical and
electronic products and systems

John T. Foy, 58	2004
President and Chief Operating Officer of the Company
Director of Renasant Corporation

Company
Name, Age, Principal Occupation	Director
or Position, Other Directorships	Since

Wilbert G. Holliman, 68	1996
Chief Executive Officer of the Company
Director of BancorpSouth, Inc.

John R. Jordan, Jr., 67	2003
Retired, formerly Vice Chairman of Price Waterhouse
(now PricewaterhouseCoopers)
Director of Fiduciary Counseling, Inc.

Donald E. Lasater, 80	1970
Retired, formerly Chairman of the Board and Chief Executive Officer of Mercantile Bancorporation, Inc., a bank holding company

Lee M. Liberman, 84	1985
Chairman Emeritus and currently a consultant to
Laclede Gas Company, a gas public utility, of which he was
formerly Chairman of the Board and Chief Executive Officer

Richard B. Loynd, 78	1987
President of Loynd Capital Management and currently
Chairman of the Executive Committee of the Board
Director of Joy Global Inc.

Bob L. Martin, 57	2003
Independent management consultant and retired President and
Chief Executive Officer of Wal-Mart International,
the international division of Wal-Mart Stores, Inc.,
Director of Sabre Holdings Corporation, The Gap, Inc.,
Conn’s Appliances, Inc. and Guitar Center, Incorporated

Aubrey B. Patterson, 63	2004
Chairman of the Board and Chief Executive Officer of
BancorpSouth, Inc., a bank holding company
Director of BancorpSouth, Inc.

Albert E. Suter, 70	1997
Senior Advisor and Retired Vice Chairman and
Chief Operating Officer of Emerson Electric Co., a manufacturer of electrical, electromechanical and electronic products and systems
Director of DeCrane Aircraft Holdings, Inc.

Each of the director nominees has held the same position or other executive positions with the same employer during the past five years.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on a review of the copies of forms received by it and on written representations from certain reporting persons, the Company believes that during 2005, directors and executive officers complied with all Section 16(a) filing requirements.

Board of Directors and Committees

In accordance with the rules of the New York Stock Exchange, the Board of Directors affirmatively determines the independence of each director and nominee for election as a director. The Board has adopted the independence guidelines set forth in the New York Stock Exchange listing standards. These guidelines are attached to this proxy statement as Appendix A. Based on these guidelines the Board of Directors has determined that the following members are independent: Katherine Button Bell, John R. Jordan, Jr., Donald E. Lasater, Lee M. Liberman, Richard B. Loynd, Albert E. Suter and Bob L. Martin.

The Board has four standing committees: an Executive Committee, an Audit Committee, an Executive Compensation and Stock Option Committee and a Governance and Nominating Committee.

The Executive Committee, which currently consists of Mr. Loynd, Chairman, and Messrs. Holliman, Lasater, Suter and Patterson, did not meet during the year ended December 31, 2005. The Executive Committee has the authority to exercise all of the powers of the Board of Directors while the Board of Directors is not in session, except that the Executive Committee does not have the authority to amend the By-Laws of the Company or to increase the size of, or to designate persons to fill vacancies on, the Board of Directors. The Executive Committee is also limited by Delaware law as it currently exists or as it may exist hereafter.

The Audit Committee, which currently consists of four independent directors (Mr. Jordan, Chairman, Ms. Bell, and Messrs. Martin and Liberman) met five times during the year ended December 31, 2005. The Committee assists the Board in the oversight of: (a) the integrity of the Company’s financial statements and internal controls, (b) the Company’s implementation and administration of internal controls to safeguard assets, (c) the Company’s compliance with legal and regulatory requirements, (d) the independent auditor’s qualifications, independence and performance, and (e) the performance of the Company’s internal audit function. The Committee also provides an avenue of communication among the independent auditor, the Internal Audit Department, management and the Board. The Audit Committee operates under a written charter adopted by the Board of Directors, which is attached to this proxy statement as Appendix B. The Board of Directors has also determined that all members of the Committee are financially literate and that Lee M. Liberman and John R. Jordan, Jr. are Audit Committee Financial Experts as that term is defined in the rule issued pursuant to the Sarbanes-Oxley Act of 2002.

The Executive Compensation and Stock Option Committee, which currently consists of four independent directors (Mr. Suter, Chairman, Ms. Bell and Messrs. Lasater and Jordan), met six times during the year ended December 31, 2005. The Committee discharges the responsibilities of the Board relating to compensation of the Company’s Chief Executive Officer and other executives of the Company and its operating companies. These responsibilities include reviewing and approving goals and objectives relevant to the compensation of the Company’s executive officers, evaluating the performance of these executive officers in light of the approved goals and objectives and determining their annual and long-term compensation.

The Governance and Nominating Committee, which currently consists of four independent directors (Mr. Lasater, Chairman, and Messrs. Loynd, Liberman and Martin) met four times during the year ended December 31, 2005. The Committee identifies and recommends nominees for election as directors individuals who are qualified to become Board members and develops and recommends to the Board corporate governance principles applicable to the Company. Currently the Company is paying a fee to a third party to assist it in identifying and evaluating potential nominees for election as directors.

The Committee has a policy of considering director candidates recommended by stockholders provided that a stockholder submission of a nominee for director must be received by the Company’s Secretary not less than 120 calendar days before the calendar day and month of the mailing of the Company’s proxy statement in connection with the previous year’s annual meeting. The submission must include biographical information including, but not limited to, the proposed candidate’s name, age, business address, residence address, principal occupation or employment for the previous five years and the number of shares of common stock of the Company owned beneficially or of record.

Director candidates are selected on the basis of their ability to make contributions to the Board and to the Company’s strategic plan. Selected candidates shall possess the following qualifications: (a) high personal and professional ethics, integrity, an inquiring and independent mind, practical wisdom and mature judgment; (b) broad training and experience at the policy making level in business, government, education and technology or in areas that are relevant to the Company’s activities; (c) expertise that is useful to the Company and complementary to the background and experience of the other Board members, so that an optimum balance of members on the Board can be achieved and maintained; (d) willingness to devote the required amount of time to carry out the duties and responsibilities of Board membership; (e) commitment to serve on the Board over a period of several years to develop knowledge about the Company’s principal operations; (f) willingness to represent the best interests of all stockholders and objectively appraise management performance; and (g) involvement in activities or interests that do not create a conflict with the director’s responsibilities to the Company and its stockholders. The Governance and Nominating Committee assesses the appropriate mix of skills and characteristics required of Board members in the context of the perceived needs of the Board at a given point in time.

The Company’s Code of Corporate Conduct, Corporate Governance Guidelines and the charters of its Audit Committee, Governance and Nominating Committee and Executive Compensation and Stock Option Committee are available on the Company’s website at www.furniturebrands.com. Stockholders may request a copy of any of these documents from Furniture Brands International, Inc., 101 South Hanley Road, St. Louis, MO 63105, ATTN: Corporate Secretary, 314-863-1100.

There were four meetings of the Board during the year ended December 31, 2005, and all directors were present for at least 75% of the meetings of the Board and committees of the Board on which they served. The non-management directors have chosen Richard B. Loynd to preside at the regular meetings of non-management directors.

The Board of Directors provides a process for stockholders and other interested parties to send communications directly to the Board as a whole, the non-management directors as a group or to individual directors. Stockholders and other interested parties should do so in writing addressed to the Governance and Nominating Committee Chairperson, c/o Furniture Brands International, Inc., 101 South Hanley Road, St. Louis, MO 63105. All appropriate correspondence will be forwarded to the Governance and Nominating Committee Chairperson. The Company will not, however, forward sales or marketing materials or correspondence not clearly identified as stockholder or interested party correspondence.

All members of the Board of Directors are expected to attend all Board meetings and Committee meetings of which the director is a member and the Annual Meeting of Stockholders. The Board of Directors realizes that conflicts may arise from time to time but expects that each director shall make every effort to keep such conflicts to a minimum. All members of the Board attended last year’s Annual Meeting of Stockholders.

Compensation of Board of Directors

Each director who is not an employee of the Company or of a subsidiary of the Company is paid an annual fee of $50,000 plus expenses, plus an annual award of restricted shares of Common Stock with a market value on the date of the award of $75,000. Such restricted stock does not vest for one year. Upon a director’s retirement, death or disability the shares will be distributed to the director free and clear of any restrictions. In addition, each director serving as Chairman of a committee of the Board is paid an additional annual fee of $5,000 except the Chairman of the Audit Committee, who is paid an additional annual fee of $10,000. Such fees are not paid to directors who are employees of the Company or a subsidiary of the Company.

Further, the Company has a retirement plan for non-employee directors in which participation and benefits have been frozen. Under the plan, a director who is not an employee of the Company or of a subsidiary of the Company and who has reached age 62 or older and has served as a director for at least five years will, after termination of service as a director, receive for life a percentage of the annual fee for directors in effect at the time of termination of service. Currently, only Messrs. Lasater and Liberman will qualify for benefits under this plan, and after termination of service as a director each will receive for life 100% of the annual fee for directors in effect at the time of termination of service payable monthly. There will be no further vesting or new participants added under the plan.

Finally, each non-employee director who has not reached the age of 70 is entitled to receive on a non-contributory basis $100,000 of term life insurance pursuant to the Company’s group term life program.

Principal Auditor Fees and Services

The following fees were paid to KPMG LLP, the Company’s independent registered auditors, for services rendered in 2004 and 2005 ($ in Thousands):

	2004	2005
Audit Fee	$1,718.0	$1,566.0
Audit Related Fees	42.5	53.0
Tax Fees	281.0	176.0
Total KPMG LLP Fees	$2,041.5	$1,795.0

Audit Fees primarily represent amounts paid for the audit of the Company’s annual financial statements and reviews of SEC Forms 10-Q and 10-K and for the audit of internal control over financial reporting.

Audit Related Fees are related to audits of employee benefit plans.

Tax Fees are for tax compliance and tax consulting.

The Audit Committee pre-approves all audit and non-audit services (and related fees) provided by the Company’s independent registered auditor, as outlined below. Should an engagement need pre-approval before the next Committee meeting, authority to grant such approval is delegated to the Audit Committee Chairman. Such approval will be reviewed with the entire Committee at the next quarterly meeting.

Audit Fees

Annually, the Committee reviews and approves the audit services and the estimated audit fees for the current fiscal year and approves any amounts exceeding the original estimates.

Non-Audit Services and Fees

Annually, and otherwise as necessary, the Committee reviews and approves all non-audit services and the estimated fees for such services for the current fiscal year. For recurring services such as employee benefit plans, tax compliance, internal control reviews, statutory filings and foreign export reporting and for non-recurring services such as tax or other consulting, the Committee reviews and approves the services and estimated fees by category of service and approves any amounts exceeding the original estimates.

Report of the Audit Committee

We oversee the Company’s financial reporting process on behalf of the Board of Directors. We operate under a written charter adopted by the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s system of internal control. In fulfilling our oversight responsibilities, we reviewed and discussed the audited financial statements with management, including a discussion of the quality and the acceptability of the Company’s financial reporting and control.

We discussed with the independent registered auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee under generally accepted auditing standards including Statement on Auditing Standards No. 61. In addition, we have discussed with the independent registered auditors the auditors’ independence from management and the Company, including the matters in the auditors’ written disclosures required by Independence Standards Board Standard No. 1.

We also discussed with the Company’s internal and independent registered auditors the overall scope and plans for their respective audits. We meet periodically with the internal and independent registered auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control, and the overall quality of the Company’s financial reporting.

We have determined that the provision for services covered by fees other than audit fees is compatible with maintaining the principal accountant’s independence.

In reliance on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission. We also evaluated and recommended to the Board the reappointment of KPMG LLP as the Company’s independent auditors for fiscal year 2006.

Submitted by the Audit Committee of the Furniture Brands International Board of Directors

John R. Jordan, Jr., Chairman	Bob L. Martin
Lee M. Liberman	Katherine Button Bell

Executive Compensation

The following table shows compensation awarded to, earned by or paid to the Chief Executive Officer, the four most highly compensated executive officers of the Company other than the Chief Executive Officer who were serving at December 31, 2005, and one former executive officer of the Company who was serving as an officer of the Company at December 31, 2005.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
				Other	Awards
				Annual	Restricted	Securities	All
				Compen-	Stock	Underlying	Other
Name and		Salary	Bonus	sation	Awards	Options	Compensation
Position	Year	$	$	$(a)	$(b)	#	$(c)

Wilbert G. Holliman	2005	925,000	700,873	49,900	-	-	766
Chairman of the Board	2004	925,000	804,380	33,100	-	50,000	766
and Chief Executive Officer (d)	2003	925,000	698,283	47,000	-	63,000	240,200

John T. Foy	2005	545,654	415,598	-	-	34,200	200
President and Chief	2004	518,013	528,482	-	149,800	30,000	200
Operating Officer (e)

C. Jeff Young	2005	342,000	248,317	-	-	5,200	-
President, HDM Furniture	2004	320,000	156,291	-	-	4,000	-
Industries, Inc.	2003	309,000	63,912	-	-	7,200	-

Thomas G. Tilley, Jr.	2005	342,735	217,652	-	-	21,600	300
President, Henredon Furniture	2004	333,399	181,347	-	-	25,000	200
Industries, Inc. (f)	2003	233,866	195,000	-	86,600	40,000	200

Denise L. Ramos	2005	319,688	243,750	61,100	241,400	50,000	300
Senior Vice President, Treasurer
and Chief Financial Officer (g)

Lynn Chipperfield	2005	322,538	184,690	-	-	32,100	200
Senior Vice President	2004	313,384	194,044	-	-	35,200	200
and Chief Administrative	2003	300,000	155,700	-	-	67,600	14,796
Officer (h)

______________

(a)
The Company is voluntarily reporting the valuation of the personal use of an employer-provided aircraft by Mr. Holliman. These amounts represent the aggregate incremental cost to the Company, calculated based on the variable operating costs per mile, which include fuel costs, maintenance, associated travel costs for the crew and certain office expenses. Amount shown for Ms. Ramos represents the cost of a company apartment for which Ms. Ramos was imputed income according to IRS regulations.

(b)
Based on the per share closing price of the Common Stock on the New York Stock Exchange on the date of grant of $29.96 for Mr. Foy, of $24.14 for Ms. Ramos and of $21.65 for Mr. Tilley. At December 31, 2005, Messrs. Tilley, Foy, Young and Ms. Ramos held a total of 4,000, 7,000, 1,000 and 10,000 restricted shares, respectively. Based on the $22.33 per share closing price of the Common Stock on the New York Stock Exchange on December 31, 2005, these shares have an aggregate value of $89,320, $156,310, $22,330 and $223,300, respectively. The Company pays dividends on restricted stock.

(c)
Amounts shown for 2005 consist of a life insurance imputed premium for Mr. Holliman of $566; and a matching contribution of $200 to a 401(k) savings plan for Messrs. Holliman and Foy and $300 for Mr. Tilley and Ms. Ramos.

(d)
Mr. Holliman has an employment agreement with the Company for a term of three years beginning on January 1, 2005 and ending on December 31, 2007 at an annual salary of $925,000 with an annual target incentive bonus of 100% of base salary under the Furniture Brands Executive Incentive Plan. Mr. Holliman has the option, subject to approval of the Board of Directors, to extend for additional one-year terms. Upon his retirement, he will be entitled to a bonus payment of $1,000,000 per year for four years.

(e)
Mr. Foy has an employment agreement with the Company beginning on February 10, 2004 and ending on December 31, 2006 at an annual salary of $548,500 with an annual target incentive bonus of 100% of base salary under the Furniture Brands Executive Incentive Plan. Mr. Foy has the option, subject to approval of the Board of Directors, to extend for additional one-year terms.

(f)
Mr. Tilley has an employment agreement with the Company beginning on April 16, 2003. This agreement is for one year from the date of termination other than for cause or as the result of death or disability. Mr. Tilley shall be entitled to receive his annual base salary on the date of termination and an amount equal to his average annual bonus for the three years prior to termination. Mr. Tilley, formerly an executive officer of the Company and President of Thomasville Furniture Industries, Inc. became President of Henredon Furniture Industries, Inc. on August 23, 2005.

(g)
Ms. Ramos has an employment agreement with the Company beginning on February 7, 2005. This agreement is for one year from the date of termination other than for cause or as the result of death or disability. Ms. Ramos shall be entitled to receive her annual base salary on the date of termination and an amount equal to her average annual bonus for the three years prior to termination.

(h)
Mr. Chipperfield has an employment agreement with the Company beginning on August 1, 1996. This agreement is for one year from the date of termination other than for cause or as the result of death or disability. Mr. Chipperfield should be entitled to receive his annual base salary on the date of termination and an amount equal to his average annual bonus for the three years prior to termination.

 _________________

Executive Compensation and Stock Option Committee
Report on Executive Compensation

We have oversight responsibility over the Company’s executive compensation programs and we review and approve the compensation of the Company’s top executives. We are all independent, non-employee directors.

Our Compensation Philosophy

We are guided by certain fundamental considerations, including the need to attract and retain talented key executives, to accomplish the Company’s short- and long term objectives and to align executive compensation with the interests of the stockholders. We view compensation as a total package that includes both annual and long-term compensation and other benefit programs. We emphasize performance-based compensation that we believe positively affects stockholder value as opposed to base pay and other fixed compensation. The Company’s performance is evaluated on the basis of criteria such as sales, earnings, return on assets and cumulative net cash from operations.

We make compensation decisions based on an analysis of the Company’s performance, an evaluation of comparative compensation information and an evaluation of the performance of executive officers. The Company retains an independent executive compensation consultant to provide us with comparative compensation information and expertise on various other matters that come before us.

Components of Executive Compensation

To determine the competitive level of total compensation, we set the total pay target in a competitive compensation range as benchmarked against published survey data derived through studies of comparable industries.

Annual Cash Compensation

Cash compensation consists of base salary and annual bonus pursuant to existing Company incentive plans. A total cash compensation target, including base salary and bonus, is established for each executive officer using benchmark survey comparisons. Annual increases, if any, are based upon individual merit and Company performance.

The target annual bonus may be in an amount from 15% to 100% of total cash compensation and is based upon the financial performance of the Company against pre-established goals. We determine the relative importance of each goal each year, which may vary depending upon the Company’s financial objectives for that year. In 2005, budgeted goals were based on sales, net earnings and return on net assets with net earnings weighted more heavily. Targeted percentages are payable based on the degree to which business objectives are met (to a maximum of 125% of target and a minimum of 35% of target) payable for degrees of achievement below or above budgeted goals.

Long-Term Compensation

We believe management ownership of a significant equity interest in the Company is a major incentive in building stockholder value and aligning the long-term interests of management with those of the stockholders. Long-term incentive awards, consisting of performance cash, stock options and, in a limited number of cases, restricted stock, are a substantial portion of the total compensation packages of certain key senior executives and are specifically focused on the Company’s longer-term strategic objectives. Long-term plan participation and size of awards are determined by the individual executive’s potential to make significant contributions to the Company’s financial results, level of management responsibility and individual performance and potential. Long-term programs are paid in both cash and stock. Tying a portion of the long-term compensation to stock performance and a portion to the Company’s business performance provides executives with incentives that have a comprehensive link to long-term value creation.

Performance Cash

Performance Cash awards were granted by the Company for the first time in 2005. Participation in this program is limited and only executives who can most directly influence the Company’s long-term financial success are included. We anticipate that Performance Cash awards will be made annually. Any payment of Performance Cash will occur after the end of the performance period and will be contingent upon specific targets being met, with the targets being set at the time of the grant of the Performance Cash award. The performance period may not be less than one year and will generally be three years unless we determine otherwise. We approve the performance measures and evaluate the performance of the Company against those measures. Target awards may be paid in whole or in part in full value shares of the Company’s common stock. In 2005, the target award amount will be applied to the appropriate percentage determined by pretax return on net assets in 2007 and the three-year cumulative net cash from operations (net of capital expenditures) during the performance period from 2005 through 2007.

Stock Options

Stock options provide long-term compensation for a larger group of key employees. Awards are made either on an annual basis or on a periodic basis and generally vest in four installments over a period of four years from the date of grant. Annual grants are made to officers of the Company or its operating companies and periodic awards are made to other employees who are not officers but who make a meaningful contribution to the Company. Options are granted at 100% of the fair market value on the date of grant and expire in ten years. The Company has begun expensing stock options for grants awarded on or after January 1, 2006.

Restricted Stock

During 2005, we decided to replace awards of Restricted Stock with awards of Performance Cash, as described above. Grants of Restricted Stock may be used from time to time to attract executives by compensating them for long-term incentives from a previous employer that they have foregone by coming to work for the Company.

Limits on Tax Deductibility of Executive Compensation

Under Section 162(m) of the Internal Revenue Code, the Company is generally precluded from deducting compensation in excess of $1 million per year for its Chief Executive Officer and any of its next four highest-paid executive officers, unless the payments are made under qualifying performance-based plans. We generally intend to pursue a strategy of maximizing the deductibility of compensation paid to executives. This includes applying the Furniture Brands Executive Incentive Plan and similar plans at the Furniture Brands operating companies to executives whose compensation for a given year can reasonably be expected to exceed $1 million.

Chief Executive Officer Compensation

On October 1, 1996, upon his assuming the duties of President and Chief Executive Officer, the Company entered into an employment agreement with Mr. Holliman for the period October 1, 1996 through September 30, 1999. In January 1999, we approved a new employment agreement with Mr. Holliman, which provided for Mr. Holliman’s continued employment through December 31, 2001, with the option (subject to Board approval) to extend for additional one year terms. Mr. Holliman has exercised and we have approved these options. His employment agreement currently expires on December 31, 2007.

Early in 2005, we reviewed Mr. Holliman’s base salary which remained at $925,000 in accordance with the terms of his employment agreement. For 2005, Mr. Holliman earned a bonus of $700,873 under the Company’s Executive Incentive Plan. That bonus was based on 100% of his base salary ($925,000) multiplied by the percentage of achievement against target objectives (93.16% on sales, 70.16% achievement on net earnings and 69.60% return on net assets, for a blended rate of 75.77%. Mr. Holliman did not receive any long-term compensation awards in 2005.

Under his Employment Agreement, beginning at his age 65, Mr. Holliman was entitled to receive a payment of $1 million per year for three years. The first such payment was scheduled to be made on January 1, 2004 but by prior action we postponed the first payment until January 1, 2006. In January of 2005, upon the recommendation of our benefit consultants and in lieu of any long-term compensation award, we postponed the commencement of these payments for one additional year and added a fourth payment of $1 million such that the payments of $1 million per year will be made on January 1, 2007, 2008, 2009 and 2010. These payments are fully vested and are to be made to Mr. Holliman’s beneficiaries or to his estate should he die before receiving the last payment.

Submitted by the Executive Compensation and Stock Option Committee of the Furniture Brands International Board of Directors.

Albert E. Suter, Chairman	John R. Jordan, Jr.
Katherine B. Bell	Donald E. Lasater

Stock Options

The following table contains information concerning stock option grants made during the year ended December 31, 2005, pursuant to the Furniture Brands 1999 Long-Term Incentive Plan ("1999 Plan").

OPTION GRANTS IN LAST FISCAL YEAR

	Number of	% of			Potential Realizable Value at Assumed
	Securities	Total	Exercise		Annual Rates of Stock Price Appreciation
	Underlying	Options Granted	Or		for Option Term (b)
	Options	to Employees	Base Price	Expiration
Name	Granted #(a)	In Fiscal Year	($/Sh)	Date	5% ($)	10% ($)

J. T. Foy	34,200	4.28%	23.46	01/27/15	504,583	1,278,711

T. G. Tilley, Jr.	21,600	2.70%	23.46	01/27/15	318,684	807,607

C. J. Young	5,200	0.65%	23.46	01/27/15	76,720	194,424

D. L. Ramos	50,000	6.25%	24.14	02/07/15	759,075	1,923,645

L. Chipperfield	32,100	4.02%	23.46	01/27/15	473,600	1,200,193
____________________

(a)
The grants become exercisable in cumulative installments and at various dates during 2006-2009, subject to provisions of the 1999 Plan that would accelerate the exercisability in the event of a change of control of the Company. As defined, a change of control includes an acquisition by a person or group of 20% or more of the Common Stock or combined voting power, a change in the composition of at least a majority of the Board, or stockholder approval of a reorganization, merger or consolidation resulting in former stockholder's retaining 50% or less of the combined voting power.

(b)
The value, if any, one may realize upon exercise of a stock option depends on the excess of the then current market value per share over the exercise price per share. There is no assurance that the values to be realized upon exercise of the stock options listed above will be at or near the amounts shown.

________________

The following table contains information concerning stock options exercised during the year ended December 31, 2005 and unexercised stock options held as of December 31, 2005 pursuant to the 1992 and 1999 Plans.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION VALUES

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
			Options at FY-End		at FY-End (a)
	Shares Acquired	Value
	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Name	#	$	#	#	$	$
W.G. Holliman	200,000	1,044,594	411,000	32,000	1,132,745	13,703
J. T. Foy	50,000	260,993	176,450	102,650	221,584	35,757
T. G. Tilley, Jr.	0	0	16,250	70,350	6,800	20,400
C. J. Young	0	0	4,675	14,225	1,566	4,698
D. L. Ramos	0	0	0	50,000	0	0
L. Chipperfield	0	0	162,775	115,125	151,537	44,109
____________

(a)	Based on the $22.33 per share closing price of the Common Stock on the New York Stock Exchange on December 31, 2005.
____________

Long-Term Incentive Plan

LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

		Performance or	Estimated Future Payouts Under
	Number of	Other Period until	Non-Stock Price Based Plans(a)
	Shares, Units or	Maturation or	Threshold	Target	Maximum
Name	Other Rights	Payout	($)	($)	($)(b)

J. T. Foy	0	2005-2007	0	439,600	901,180

T. G. Tilley, Jr.	0	2005-2007	0	277,500	568,875

C. J. Young	0	2005-2007	0	68,000	139,400

D. L. Ramos	0	2005-2007	0	500,000	1,025,000

L. Chipperfield	0	2005-2007	0	410,600	841,730
____________
(a)
Payment of performance bonus awards granted in 2005 will not be made until 2008. Payment will be made at that time only if certain business targets have been reached for the period 2005-2007. The actual amount of the bonus to be paid at the conclusion of the performance period will be calculated by applying to the target bonus amount the appropriate percentage established with reference to (i) pretax return on net assets in 2007 and (ii) 3-year cumulative net cash from operations (net of capital expenditures) during the performance period. After taxes are withheld, bonuses will be paid half in cash and half in full-value shares of the Company’s common stock. The ability to receive a distribution pursuant to this grant is contingent upon continuation as an employee of the Company or of a subsidiary or division of the Company through December 31, 2007.

(b)	The maximum payout is 205% of the target award.
____________

Retirement Plans

Messrs. Holliman, Foy and Chipperfield are participants in that segment of the Furniture Brands Retirement Plan which applies to corporate office employees. The plan is a noncontributory, defined benefit pension plan designed to provide retirement benefits upon normal retirement at age 65. Covered remuneration is base salary and incentive compensation and, based on straight life annuity, annual benefits at normal retirement are equal to the sum of 1.1% of final average compensation (the highest five consecutive calendar years of the last 10 years) multiplied by credited service up to a maximum of 35 years and 0.45% of final average compensation in excess of "covered compensation" as defined by the IRS multiplied by credited service up to a maximum of 35 years, without deduction for Social Security benefits. In addition, Messrs. Holliman and Foy were participants, and each has a frozen benefit in, the segment of the Furniture Brands Retirement Plan which applies to employees of Lane Furniture Industries, Inc. as described below. Messrs. Holliman and Foy both have 18 years of credited service under the corporate office plan and 27 years and 18 years, respectively under the Lane plan segment, which service includes service with Lane prior to its acquisition by the Company.

Messrs. Holliman and Foy’s frozen benefit is from that segment of the Furniture Brands Retirement Plan which applies to employees of Lane Furniture Industries, Inc. and its subsidiaries. The plan is a noncontributory, defined benefit pension plan designed to provide retirement benefits upon normal retirement at age 65. Covered remuneration is base salary and incentive compensation and, based on a straight life annuity, annual benefits at normal retirement are equal to the sum of 0.65% of an average of the highest five consecutive years (of the last 10 years) of covered remuneration and 0.65% of the said average in excess of the greater of (i) $10,000 or (ii) 50% of "covered compensation" as defined by the IRS, multiplied by years of credited service (not to exceed 35 years), without deduction for Social Security benefits.

Messrs. Tilley and Young are participants in that segment of the Furniture Brands Retirement Plan, which applies to employees of HDM Furniture Industries, Inc. The plan is a non-contributory, defined benefit pension plan designed to provide retirement benefits upon normal retirement at age 65. Covered remuneration is base salary and incentive compensation and, based on a straight life annuity, annual benefits at normal retirement are equal to the sum of 0.65% of an average of the highest five consecutive years (of the last 10 years) of covered remuneration and 0.65% of the said average in excess of the 50% of “covered compensation” as defined by the IRS, multiplied by years of credited service (not to exceed 35 years), without deduction for Social Security benefits.

Applicable laws and regulations limit benefits payable to Messrs. Holliman, Foy, Chipperfield, Tilley and Young. A supplemental retirement plan has been adopted for them providing for payments from general funds of any retirement income that would otherwise be payable pursuant to the retirement plans in the absence of any such limitations.
Messrs. Holliman, Foy, Chipperfield, Tilley and Young have estimated annual benefits payable at retirement from these plans, including benefits payable from their supplemental plans, of $553,000, $361,000, $206,000, $16,000 and $19,000 respectively.

As of December 31, 2005, the Company amended the Furniture Brands Retirement Plan, as well as the supplemental plans discussed above, freezing and ceasing future benefit accruals as of that date. Certain transition benefits will be provided to participants actively employed and participating on December 31, 2005 who have attained age 50 and have completed 10 years of service. Messrs. Holliman, Foy and Chipperfield are “grandfathered”. Grandfathered employees will continue to participate up to an additional 5 years in the retirement plans discussed above.

Ms. Ramos was hired during 2005 and had not met the eligibility requirements of the Furniture Brands Retirement Plan, of one year of service, as of December 31, 2005.

In 2005, the Company sponsored two 401(k) plans, one covering primarily salaried employees, the other primarily hourly employees. The provisions of these plans were essentially identical except for features of automatic enrollment in the salaried plan. The Company contributed to the plans equal to 50% of employee contributions subject to certain dollar maximums which varied by business unit.

Effective January 1, 2006, the two plans were merged into one plan, and beginning in 2006, the Company matching contribution formula increased to 100% of employee contributions on the first 3% of compensation, and 50% of employee contributions on the next 3% of compensation, all subject to statutory limits.

In 2004, the Company initiated Deferred Compensation Agreements for certain of its executives. Pursuant to the terms of these agreements, upon the death of Messrs. Foy, Chipperfield, Tilley and Young and Ms. Ramos, a benefit is paid to his or her designated beneficiary in the amount of $1,712,300, $869,000, $869,000, $869,600 and $522,000, respectively. These agreements were implemented to replace certain life insurance policies which have been assigned back to the Company to fund these benefits. Mr. Holliman participates in an Endorsement Split Dollar Life Insurance Program whereby upon his death his life insurance trust will receive $4,000,000 from a life insurance policy owned by the Company.

Incentive Agreements

Each of the Named Executive Officers is a participant in an annual incentive compensation plan under which the officer may earn a bonus during and payable following the close of the calendar year ending December 31, 2006, contingent upon the achievement of certain financial objectives by the Company as a whole for Messrs. Holliman, Foy, Chipperfield and Ms. Ramos, by Henredon Furniture Industries, Inc. for Mr. Tilley and by HDM Furniture Industries, Inc. for Mr. Young.

Certain Relationships and Related Transactions

The following persons are employed by or independent contractors of the Company or a subsidiary of the Company: a son, daughter and son-in-law of W. G. Holliman, Chairman of the Board and Chief Executive Officer of the Company; a son of John T. Foy, President and Chief Operating Officer of the Company, a son of Thomas G. Tilley, Jr., President of Henredon Furniture Industries, Inc. (“Henredon”); and a son of Aubrey B. Patterson, a director. Henredon is a subsidiary of the Company. Each of the above employment relationships involves annual compensation in excess of $60,000 and is at a level which is competitive for the position in the industry. Their aggregate compensation is neither material to the Company nor to the operating company for which each is employed.

Performance Graph

The following graph shows the cumulative total stockholder returns (assuming reinvestment of dividends) following assumed investment of $100 in shares of Common Stock that were outstanding on December 31, 2000. The indices shown below are included for comparative purposes only and do not necessarily reflect the Company’s opinion that such indices are an appropriate measure of the relative performance of the Common Stock.

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Furniture Brands International Common Stock	100	157	117	144	126	116
S&P 500 Index	100	87	67	84	92	95
Dow Jones Furnishings and Appliance Index	100	127	112	135	147	141

II.	TO RATIFY THE SELECTION OF INDEPENDENT REGISTERED AUDITORS

In accordance with its charter, the Audit Committee has selected KPMG LLP, independent registered auditors, to audit the Company’s consolidated financial statements for the calendar year 2006. KPMG LLP served as the Company’s independent registered auditors for the calendar year 2005. The Audit Committee is asking the stockholders to ratify the appointment of KPMG LLP as the Company’s registered auditors for the calendar year ending December 31, 2006.

The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if the Audit Committee determines that such a change would be in the Company’s and the stockholders’ best interests.

The Audit Committee has approved in advance all services provided by KPMG LLP. A formal statement by representatives of KPMG LLP is not planned for the annual meeting on May 4, 2006; however, as in years past, such representatives are expected to be present during the meeting and to be available to respond to appropriate questions from stockholders.

Vote Required. A majority of the votes cast during the meeting, a quorum being present, is required to ratify the engagement.

The Board of Directors and the Audit Committee unanimously recommend a VOTE FOR ratification.

III.	STOCKHOLDER PROPOSALS

Neither the Board nor management knows of any matters other than those items set forth above that will be presented for consideration during the 2006 annual meeting. However, if other matters should properly come before the meeting, it is intended that the persons named in the proxies will vote, act and consent in accordance with their best judgment with respect to any such matters.
Stockholder proposals submitted for inclusion in the Company's proxy materials for the 2007 annual meeting should be addressed to the Secretary of the Company and must be received at the Company's executive offices no later than November 27, 2006. In addition, you must notify the Company before February 7, 2007 if you intend to present your proposal for action at the 2007 annual meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy form in accordance with SEC regulations governing the solicitation of proxies.

By order of the Board of Directors

/s/ Robert L. Kaintz

Robert L. Kaintz
Secretary

St. Louis, Missouri, March 27, 2006

APPENDIX A

Independence Guidelines

The Board of Directors of the Company has adopted the following guidelines which are set forth in the New York Stock Exchange listing standards. A director in order to be independent must not have any of the following relationships:

1.	The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company.

2.
The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

3.
(A) The director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (B) the director is a current employee of such firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

4.
The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

5.
The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or receives payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues

An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who share such person’s home.

APPENDIX B

CHARTER OF THE
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
OF FURNITURE BRANDS INTERNATIONAL, INC.

I.	PURPOSE
The Audit Committee (“Committee”) shall assist the Board in the oversight of: (a) the quality and integrity of the Company’s financial statements and internal controls, (b) the Company’s implementation and administration of internal controls to safeguard assets, (c) the Company’s compliance with legal and regulatory requirements, (d) the independent auditor’s qualifications, independence and performance, and (e) the performance of the Company’s internal audit function. The Committee shall also provide an avenue of communication among the independent auditor, the internal audit department, management and the Board.

II.	MEMBERSHIP
Members of the Committee and chairman shall be appointed by the Board upon the recommendation of the Governance and Nominating Committee. The Board shall have the power at any time to change the membership of the Audit Committee and to fill vacancies in it, subject to such new member(s) satisfying the independence, experience and financial expertise requirements referred to in the following paragraph.

The Committee shall consist of three or more directors all of whom shall satisfy the independence, experience and financial expertise requirements of the New York Stock Exchange and the Securities Exchange Act of 1934. At least one member of the Committee shall be an audit committee financial expert as defined by the SEC. If a Committee member simultaneously serves on the audit committees of more than two other public companies, the Board must determine that such simultaneous service does not impair the ability of such Committee member to effectively serve on the Committee and such determination must be disclosed in the Company’s annual proxy statement.

III.	MEETINGS
The Committee shall meet at least four times each year and at such other times as it deems necessary to fulfill its responsibilities, or at the request of the independent auditor or the Director of Internal Audit. The Committee shall periodically meet separately, in executive session, with management, the internal audit department and the independent auditor. The Committee shall report regularly to the Board with respect to its activities and make recommendations to the Board as appropriate.

IV.	AUTHORITY
The Committee’s job is one of oversight. Company management is responsible for preparing the financial statements and the independent auditor is responsible for auditing those financial statements. The Committee recognizes that financial management, including the internal audit staff, and the independent auditor have more time, knowledge and detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditor’s work.

The independent auditor shall report directly to the Audit Committee. The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification), shall approve all audit and non-audit engagement fees and terms with the independent auditor, and shall review the adequacy of the Committee’s policies and procedures for pre-approving the use of the independent auditor for audit and non-audit services with a view to auditor independence; pre-approvals of non-audit services may be delegated to a single member of the Audit Committee. The Audit Committee shall also review and concur in the appointment, replacement, reassignment, or dismissal of the senior internal audit executive.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the committee and carry out its duties, and to conduct or authorize investigations into any matters within its scope of responsibilities. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

Except as expressly provided in this Charter, the by-laws of the Company, the rules of the New York Stock Exchange, or as otherwise provided by law, the Audit Committee shall fix its own rules of procedure. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

V.	RESPONSIBILITIES
To fulfill it responsibilities and duties the Audit Committee shall undertake those tasks and responsibilities that, in its judgment, would most effectively contribute and implement the purposes of the Audit Committee. Those tasks include, but are not limited to

Audit -
1.
At least annually receive and review a formal written statement from the independent auditor regarding: (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, peer review, or PCAOB inspection of the independent auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, (c) any steps taken to deal with any such issues; and (d) all relationships between the independent auditor and the Company. In addition, the Committee shall confirm that the independent auditor is registered with the PCAOB. The Committee shall present its conclusions with respect to the independent auditor to the Board.

2.
Review and evaluate the lead partner of the independent auditor including taking into account the opinions of management and the Company's internal auditors. Ensure that the lead audit partner of the independent auditor and the audit partner responsible for reviewing the audit are rotated at least every five years as required by the Sarbanes-Oxley Act of 2002. In addition, at least annually evaluate the independence of the independent auditor, including whether the provision by the independent auditor of permitted non-audit services is compatible with independence.

3.
Discuss with the independent auditor their evaluation of the internal audit department and its audit plan, responsibilities, budget, staffing, and effectiveness in meeting its assigned responsibilities

4.	Provide an open avenue of communication between the independent auditor, the internal auditor, and the Board of Directors.

5.
Review the internal audit and independent audit plans at the beginning of each year. In addition, review with the internal auditor and independent auditor: (a) the level of internal and external audit costs, (b) the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources, and (c) any changes required in the original audit plan.

6.	Meet with the internal auditor on an ongoing basis to review internal audit findings and evaluate the adequacy of the internal controls of the Company.

Financial Reporting Process -
7.
Discuss with management and the independent auditors the audited financial statements to be included in the Corporation’s annual report on Form 10-K, including the Corporation’s disclosures under “Managements Discussion and Analysis of Financial Condition and Results of Operations.” The Committee shall review and consider with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, including significant deficiencies in internal controls, fraud, illegal acts, management judgments and estimates, audit adjustments, audit difficulties, and the independent auditors’ judgments about the quality of the Corporation’s accounting practices. In addition, the Committee will discuss with the independent auditor any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement. The Committee will also discuss with the independent auditor any accounting adjustments that were noted or proposed and which were passed on by management. Finally, the Committee will recommend to the Board that the financial statements should be included in the Company’s Annual Report on Form 10-K.

8.
Discuss with management and the independent auditors the Corporation’s interim financial results to be included in each quarterly report on Form 10-Q, including the Corporation’s disclosures under “Managements Discussion and Analysis of Financial Condition and Results of Operations.” Each such review shall include any matters required to be discussed by Statement on Auditing Standards No. 61, and shall occur prior to the Corporation’s filing of the related Form 10-Q with the SEC.

Management Reporting -
9.
Review earnings press releases and discuss the types of financial information and earnings guidance provided to analysts and ratings agencies, as well as disclosures made by the Company's principal executive officer and principal financial officer related to their certification obligations for disclosure controls and procedures and internal controls for financial reporting and their evaluation thereof.

General
10.	Review the Company’s conflict of interest and ethics programs.

11.
Establish and maintain procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company’s accounting, internal controls and auditing matters and for the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting and auditing matters.

12.
Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies, and any material reports, inquiries or correspondence received from regulators or government agencies which raise material issues regarding the Company’s financial statements or accounting policies.

13.
Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

14.
Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who were engaged on the Company's account recognizing that the Sarbanes-Oxley Act of 2002 does not permit the CEO, controller, CFO or chief accounting officer to have participated in the Company's audit as an employee of the independent auditor during the preceding one-year period.

15.	Annually review the Audit Committee's own performance.

16.	Annually prepare a report for inclusion in the Company’s proxy statement relating to the election of directors.

17.	Perform such other functions as assigned to the Committee by law, the Company’s charter or bylaws, or by the Board of Directors of the Company and/or the Chairman of the Board of Directors.

ANNUAL MEETING OF STOCKHOLDERS OF
FURNITURE BRANDS INTERNATIONAL, INC.
May 4, 2006

Please date, sign and mail your proxy card in the envelope provided as soon as possible.	COMPANY NUMBER
ACCOUNT NUMBER
Please detach and mail in the envelope provided

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

I. Election of Directors:	II.	Proposal to ratify the selection of independent registered auditors.
❒	FOR ALL NOMINEES	NOMINEES:	FOR AGAINST ABSTAIN ❒ ❒ ❒
[ ]	K. B. Bell	III.	In their discretion, upon such other matters as may properly come before the meeting.
[ ]	J. T. Foy
❒	WITHHOLD AUTHORITY	[ ]	W. G. Holliman
FOR ALL NOMINEES	[ ]	J. R. Jordan, Jr.
[ ]	D. E. Lasater	The Board of Directors recommends a vote FOR Items I and II.
[ ]	L. M. Liberman
❒	FOR ALL EXCEPT	[ ]	R. B. Loynd
(See Instructions below)	[ ]	B. L. Martin
[ ]	A. B. Patterson
[ ]	A. E. Suter
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: [x]

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
❒

Signature of Stockholder _________________________	Date: _____________	Signature of Stockholder _________________________	Date: ____________

NOTE:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

FURNITURE BRANDS INTERNATIONAL, INC.

PROXY FOR 2006 ANNUAL MEETING OF STOCKHOLDERS
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints R.B. Loynd, W.G. Holliman and L. Chipperfield, and each of them, with power of substitution, proxy or proxies to represent the undersigned, and to vote all shares of Common Stock the undersigned would be entitled to vote, at the Annual Meeting of Stockholders of Furniture Brands International, Inc. to be held on May 4, 2006, and at any adjournment thereof, upon the items set forth in the proxy statement for the meeting and identified below.

(Continued and to be signed on the reverse side)